Exhibit 10.2

                            SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease ("Amendment") is made and entered into as of August __, 2004, by and between Los Angeles Media Tech Center, LLC, a Delaware limited liability company ("Landlord"), and Playboy Enterprises, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

      Landlord and Tenant are parties to that certain Industrial Net Lease dated April 23, 2002 as amended by a First Amendment to Lease dated June 28, 2002 (collectively "Lease"). The Building (as defined in the Lease), of which the Premises are a part, is now on a separate legal parcel ("Parcel") from the Industrial Center (as defined in the Lease). The Parcel is also subject to conditions, covenants and restrictions ("CC&Rs") and reciprocal easements ("Easements") affecting it and other parcels of the former Industrial Center. By this Amendment, Landlord and Tenant also intend to clarify and re-state Tenant's obligations under the Lease with regard to changes occurring as a result of the Industrial Center's division into separate legal parcels.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Tenant's Share of Operating Expenses. Subsection (a) of section 1.5 is hereby deleted. Effective as of June 1, 2004, the number "71.25%" contained is
Section 1.5(b) for "Building Operating Expenses" is hereby deleted and replaced by the number "75.73%" which reflects the percentage of the total building square footage (83,252 square feet) which is contained in the Premises (63,049 square feet). Notwithstanding the foregoing, until such time as the Parcel is assessed separately for Real Property Taxes (as that term is defined in section 10 of the Lease, Tenant shall pay 15.8% of the Real Property Taxes for the Industrial Center. Tenant further acknowledges and agrees that at such time as the Parcel is assessed as a separate tax parcel by any taxing authority, "Operating Expenses" pursuant to section 4.2(a) of the Lease shall include, but not be limited to, all Real Property Taxes (as that term is defined in section 10 of the Lease) for the Parcel.

      2. Common Areas. Section 2.2 of the Lease is deleted and replaced by the following:

            2.2 Common Areas - Definition. "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Parcel and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants of the Parcel and their respective employees, suppliers, shippers, tenants, contractors, and invitees.

      3. Operating Expenses. Section 4.2(a) of the Lease is hereby amended by adding the following clauses at the end of Section 4.2(a):

            (xii) any "Regular Assessments" (as defined in the CC&Rs), but excluding the "Excluded Common Expenses" (defined in Section 4.2(b)(42)).

            (xiii) any "Special Assessments" (as defined in the CC&Rs), but excluding the Excluded Common Expenses, which Special Assessments are assessed against Landlord by the "Association" (as defined in the CC&Rs) solely as a result of the actions of Tenant.

      4. Excluded Common Expenses. Section 4.2(b) of the Lease is hereby amended by adding the following clauses at the end of Section 4.2(b):

            (42) any of the following "Common Expenses" (as defined in the CC&Rs) (collectively, the "Excluded Common Expenses"):

                  (i) any costs of acquisition or replacement of any "Common Property" (as defined in the CC&Rs);

                  (ii) any unpaid "Assessments" (as defined in the CC&Rs) that have not been paid in full by all other parties liable for the same under the CC&Rs;

                  (iii) any premiums or other costs for directors and officers insurance for the Association;

                  (iv) any costs of bonding any member of the "Board" (as defined in the CC&Rs) or any professional, managing agent, or other person or entity handling the funds of the Association;

                  (v)     any taxes paid by the Association;

                  (vi) any amounts paid by the Association or costs incurred by the Association (including attorneys' fees and costs) in connection with or arising out of the discharge of any lien or encumbrance levied against any Common Property or portions thereof;

                  (vii) any expenses incurred by the Association in connection with the Common Property (other than costs for repair, maintenance or renovation of the Common Property); and

                  (viii) any expenses incurred by the Association in connection with the formation, preservation, operation or governance of the Association, including without limitation any expenses incurred by or in connection with the Association under Article VII of the CC&Rs.

      5. Real Property Taxes for the Parcel. Tenant acknowledges and agrees that at such time as the Building is assessed as a separate tax parcel by any taxing authority, "Operating Expenses" pursuant to section 4.2(a) of the Lease shall include, but not be limited to, all Real Property Taxes (as that term is defined in section 10 of the Lease) for the Parcel.

      6. CC&Rs and Easements. Tenant acknowledges and agrees that the Premises, the Building and the Parcel are subject to the CC&Rs and the Easements governing all parcels in the Industrial Center. Tenant shall use its commercially reasonable efforts to avoid violating the CC&Rs and the Easements. Landlord shall not modify or amend the CC&Rs or the Easements in any manner that would increase Tenant's obligations under the Lease in any material respect or that would reduce Tenant's rights under the Lease in any material respect. Notwithstanding the foregoing, nothing in the CC&Rs modifies the provisions of the Lease (a) with respect to Tenant's obligation to pay Operating Expenses or
(b) with respect to the exclusions from Operating Expenses contained in the Lease, all of which remain in full force and effect. Landlord hereby agrees and acknowledges that neither the use of the Premises by Tenant as set forth in the Lease or any signage which has been installed by Tenant pursuant to the Lease violates the CC&Rs. Further, Landlord shall comply with its obligations under the CC&Rs and Easements and shall use commercially reasonable efforts to enforce its rights under the CC&Rs for the benefit of Tenant.

      7. Landlord's Obligations. Section 7.2 of the Lease is hereby amended by inserting the phrase "utility systems within the Parcel and shall use commercially reasonable efforts to enforce all of its rights under the CC&Rs with respect to " on the fourth line of Section 7.2 immediately after the phrase "exterior walls of the Building and".

      8. Letter of Credit. Section 16.27 of the Lease is hereby amended by adding, at the end of such section, the following: "In the event Landlord conveys or otherwise transfers its interest in the Premises, Tenant shall, simultaneously with such conveyance or transfer, issue a replacement letter of credit to such successor landlord, upon the same terms and conditions as set forth in this Section 16.27. Any fee or expense charged by the issuing bank for issuing the replacement letter of credit shall be paid by Landlord."

      9. Tenant's Attorney's Fees. Landlord shall reimburse Tenant for its reasonable attorney's fees incurred in the review and negotiation of this Amendment within twenty (20) days of receipt of a copy of the statement from Tenant's counsel to Tenant detailing such fees.

      10. Reaffirmation. Except as otherwise provided in this Amendment, all other terms and conditions of the Lease shall remain the same and the Lease shall remain in full force and effect.

                         [signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

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
Landlord:                                               Tenant:
LOS ANGELES MEDIA TECH CENTER, LLC,                     PLAYBOY ENTERPRISES, INC.,
a Delaware limited liability company                    a Delaware corporation

By: LEGACY PARTNERS 2361, L.P.,                         By: /s/ Howard Shapiro
    a California limited partnership                        -----------------------------
                                                        Name: Howard Shapiro
    By:                                                      ----------------------------
        -------------------------------                 Title: Executive Vice President
    Name:                                                      --------------------------
         ------------------------------                 Date: September 23, 2004
    Title:                                                    ---------------------------
         ------------------------------                 Telephone:
    Date:                                                         -----------------------
         ------------------------------                 Facsimile:
    Telephone:                                                    -----------------------
              -------------------------                 Executed at: Chicago, IL
    Facsimile:                                                      ---------------------
              -------------------------
    Executed at:                                        By: /s/ Robert D. Campbell
                -----------------------                     -----------------------------
                                                        Name: Robert D. Campbell
    Address: 30 Executive Park, Suite 100                    ----------------------------
             Irvine, CA 92614                           Title: Senior Vice President
             Attn: Portfolio Vice President                   ---------------------------


By: AMB PROPERTY, L.P.,                                 Date: September 23, 2004
    a Delaware limited partnership                            ---------------------------


    By: AMB PROPERTY CORPORATION,
        a Maryland corporation, its general partner


        By:
           ------------------------------------
        Name:
             ----------------------------------
        Title:
              ---------------------------------
        Date:
              ---------------------------------

Landlord's Address:                                     Tenant's Address:

Pier 1, Bay 1                                           680 N. Lakeshore Dr.
San Francisco, CA 94111                                 Chicago, IL 60611
                                                        Attn: Administrative Services
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